Exhibit 99.1

RYVYL Appoints Gene Jones as Interim Chief Financial Officer

SAN DIEGO, CA, June 6, 2023 (GLOBE NEWSWIRE) -- RYVYL Inc. (NASDAQ: RVYL) ("RYVYL" or the "Company"), a company that leverages the security of the blockchain and USD-pegged stablecoin technology with near-real-time attestation to conduct payment transactions, today announced that it has appointed Gene Jones, as Interim Chief Financial Officer of the Company, replacing former Interim Chief Financial Officer, Mary Lay Hoitt.

For over 35 years Jones has served within various executive roles including Chief Financial Officer, Chief Operating Officer, Corporate Treasurer and Controller for public, private equity, venture funded, and start-up companies. He has a long history of helping firms of all sizes with financial management, IT, human resources, risk management, and technology services. Key verticals served include technology services, manufacturing and distribution, retail, restaurants, law firms, litigation support services, and physician practice management. Areas of focus include companies in transition, especially those challenged by leadership changes or process remediation, and companies in need of emergency funding or fraud detection and investigation. Gene’s extensive experience includes 10 years with KPMG where he managed several hundred engagements, the implementation of over 40 M&A transactions, and leading the sales process for several different private equity firms. Most recently, Gene collaborated with Mary and the RYVYL team to complete the 2021 and 2022 financial restatements and subsequent compliance filings for RYVYL.

Jones is a partner in the Houston office of SeatonHill Partners, LP the nation's fastest-growing CFO services firm, offering elite fractional and interim CFO talent, as well as project based financial leadership.

Mr. Jones earned an MBA from Indiana University and a BS in Accounting from St. Joseph’s College. Jones is a licensed CPA in Texas.

I am pleased to have such an experienced financial compliance leader join our leadership team,” said Fredi Nisan, CEO of RYVYL Inc. “As we prepare RYVYL for the future in a rapidly evolving market, I am confident that Gene’s strong leadership and expertise in financial and operational improvements will have an immediate positive impact on our company. On behalf of our board and management team, I would also like to thank Mary for her service and contributions to RYVYL.”

About RYVYL

RYVYL Inc. (NASDAQ: RVYL) was born from a passion for empowering a new way to conduct business-to-business, consumer-to-business, and peer-to-peer payment transactions around the globe. By leveraging unique blockchain security and USD-pegged stablecoin technology with near real-time attestation, RYVYL is reinventing the future of financial transactions using its coyni® stablecoin platform as a transactional foundation. Since its founding as GreenBox POS in 2017 in San Diego, RYVYL has developed applications enabling an end-to-end suite of turnkey financial products with enhanced security and data privacy, world-class identity theft protection, and rapid speed to settlement. As a result, the platform can log immense volumes of immutable transactional records at the speed of the internet for first-tier partners, merchants, and consumers around the globe. www.ryvyl.com

Cautionary Note Regarding Forward-Looking Statements.

This press release includes information that constitutes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on the Company's current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to the Company. Such forward-looking statements include statements regarding the timing of the filing of the aforementioned periodic reports. By their nature, forward-looking statements address matters that are subject to risks and uncertainties. A variety of factors could cause actual events and results to differ materially from those expressed in or contemplated by the forward-looking statements, including the risk that the completion and filing of the aforementioned periodic reports will take longer than expected and that additional information may become known prior to the expected filing of the aforementioned periodic reports with the SEC. Other risk factors affecting the Company are discussed in detail in the Company's filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by applicable laws.

Investor Relations Contact:

Mark Schwalenberg

MZ Group - MZ North America

312-261-6430

RVYL@mzgroup.us

www.mzgroup.us